Exhibit 10.1

PURCHASE AND SALE AGREEMENT

The Parties, as defined below, enter into this Purchase and Sale Agreement, dated as of June 6, 2014 (“Signing Date”) and effective as of May 1, 2014 (“Effective Date”) upon the terms and conditions stated herein.

DEFINITIONS

“Agreement” means this Purchase and Sale Agreement.

“Seller” Zenith Petroleum Corporation, a Colorado corporation with offices at 7790 East Arapahoe Rd., Ste. 190, Centennial, CO 80112.

“Purchaser” means Torchlight Energy, Inc., a Nevada corporation, with offices at 5700 W. Plano Pkwy, Ste. 3600, Plano, TX 75093.

“Parties” means Seller and Purchaser.

 “Oklahoma Assets” means the oil and gas properties located in Oklahoma, which are further described on Exhibit A.

In this Agreement, the singular includes the plural, and vice versa; likewise, the disjunctive includes the conjunctive, and vice versa.

AGREEMENT
For and in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

A.
Acquisition of Oklahoma Assets.  At the Closing (as defined in Section E, hereof) Purchaser will acquire from Seller certain Working Interest positions in wells and net mineral acres free and clear of all liens and encumbrances, the details of which assets to be acquired are further outlined as Exhibit A (the “Oklahoma Assets”).

B.
Consideration—Purchase Price.  At the Closing, as consideration for the purchase of the Oklahoma Assets, the Purchaser will cause to be issued to Seller 1,350,000 shares of common stock (the “Stock”) of Torchlight Energy Resources, Inc, the parent of the Purchaser.

C.
Stock Consideration and Stock Valuation.  Torchlight Energy Resources, Inc. will issue the 1,350,000 shares for the acquisition of the Oklahoma Assets.  Seller acknowledges that the shares of Stock will not have been registered under the Securities Act of 1933, as amended (the “Act”), or any state securities acts, and accordingly, are restricted securities.

D.	The Closing

1.
Closing.  The closing of the transactions contemplated by this Agreement shall take place on or before June 6, 2014 (the “Closing Date”), at a place mutually agreeable to the Parties, or at such other time as agreed upon among the Parties (the “Closing”).

2.
Delivery of Documents at Closing.  At the Closing: (a) Seller shall deliver to Purchaser all instruments of assignment and bills of sale necessary to transfer to Purchaser good and marketable title to the Oklahoma Assets free and clear of all liens, charges or encumbrances against delivery by Purchaser to Seller of the Stock.

E.
Responsibility for Recordation. Purchaser’s counsel shall record all the assignments in the appropriate real property records, and provide file-stamped copies of those documents to the Parties as soon as practicable after the Closing.

F.	Representations and Warranties.

1.	Seller’s Representations and Warranties.

i.	Seller warrants and represents to Purchaser that Seller is authorized to enter into this Agreement, and that the person executing this Agreement on its behalf has the authority to do so.

ii.
Seller warrants and represents to Purchaser that (a) it owns all of the Oklahoma Assets free and clear of any liens, claims, equities, charges, options, rights of first refusal, or encumbrances; (b)  it has not assigned any interest in the Oklahoma Assets to any third party, nor is any such assignment pending; (c)  it has the unrestricted right and power to transfer, convey and deliver full ownership of the Oklahoma Assets without the consent or agreement of any other person and without any designation, declaration or filing with any governmental authority; and (d) upon the transfer of the Oklahoma Assets to Purchaser as contemplated herein, Purchaser will receive good and valid title thereto, free and clear of any liens, claims, equities, charges, options, rights of first refusal, encumbrances or other restrictions.

iii.	Seller warrants and represents to Purchaser that it has not transferred, sold, assigned conveyed, encumbered, pledged or hypothecated any rights, title or interest in or to the Oklahoma Assets.

iv.	Seller further warrants and represents to Purchaser that the lease included in the Oklahoma Assets is valid, in effect, and has not lapsed or reverted to the lessor(s).

v.
Seller warrants and represents that the execution, delivery, and performance of this Agreement by Seller does not (a) conflict with, violate, or constitute a breach of or a default under any other outstanding agreements or articles of organization or regulations of Seller; (b) result in the creation or imposition of any lien, claim, or encumbrance of any kind upon the Oklahoma Assets or (c) require any authorization, consent, approval, exemption, or other action by or filing with any third party or Governmental Authority (as defined below) under any provision of:  (i) any applicable Legal Requirement (as defined below), or (ii) any credit or loan agreement, promissory note, or any other agreement or instrument to which Seller is a party or by which the Oklahoma Assets may be bound or affected.  For purposes of this Agreement, "Governmental Authority" means any foreign governmental authority, the United States of America, any state of the United States, and any political subdivision of any of the foregoing, and any agency, department, commission, board, bureau, court, or similar entity, having jurisdiction over the parties hereto or their respective assets or properties.  For purposes of this Agreement, "Legal Requirement" means any law, statute, injunction, decree, order or judgment (or interpretation of any of the foregoing) of, and the terms of any license or permit issued by, any Governmental Authority.

vi.
Seller warrants and represents that no permit, consent, approval or authorization of, or designation, declaration or filing with, any Governmental Authority or any other person or entity is required on the part of Seller in connection with the execution and delivery by Seller of this Agreement or the consummation and performance of the transactions contemplated hereby.

vii.
Seller warrants and represents that there is no claim, suit, arbitration, investigation, action, litigation or other proceeding, whether judicial, administrative or otherwise, now pending or, to Seller’s knowledge, contemplated or threatened against Seller before any court, arbitration, administrative or regulatory body or any governmental agency which may result in any judgment, order, award, decree, liability or other determination which will or could reasonably be expected to have any material effect upon Seller or the transfer by Seller to Purchaser of the Oklahoma Assets, under this Agreement, and there is no basis known to Seller for any such action. No litigation is pending, or, to Seller’s knowledge, threatened against Seller, or their assets or properties which seeks to restrain or enjoin the execution and delivery of this Agreement or any of the documents referred to herein or the consummation of any of the transactions contemplated thereby or hereby. Seller is not subject to any judicial injunction or mandate or any quasi-judicial or administrative order or restriction directed to or against it or which would affect Seller or the Oklahoma Assets.

viii.
Seller warrants and represents that Seller does not (a) have any leases of property to any third party relating to the Oklahoma Assets, whether as lessor or lessee; (b) have any contractual or other obligations relating to the Oklahoma Assets, whether written or oral; and (c) have given any power of attorney to any person or organization for any purpose relating to the Oklahoma Assets. Seller shall provide to Purchaser prior to the Closing Date each and every contract, lease or other document relating to the Oklahoma Assets to which it is subject or is a party or a beneficiary.

ix.
The Seller warrants and represents that it (i) understands that the issuance of the Stock will not have been registered under the Securities Act of 1933, as amended (the “Act”), or any state securities acts, and accordingly, are restricted securities; (ii) is acquiring the Stock solely for the Seller’s own beneficial account, for investment purposes, and not with view to, or for resale in connection with, any distribution of the Stock; (iii) understands that any future sales of any shares or interest of the Stock, under current law, will require either (a) the registration of the Stock under the Act and applicable state securities laws; (b) compliance with Rule 144 of the Act; or (c) the availability of an exemption from the registration requirements of the Act and applicable state securities laws. The Sellers hereby consent to the placement of the legend, or a substantially similar legend, set forth below, on each certificate representing shares of the Stock until they have been sold, transferred, or otherwise disposed of, pursuant to the requirements herein. The legend shall read substantially as follows:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS.  THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT, ARE RESTRICTED AS TO TRANSFERABILITY, AND MAY NOT BE SOLD, HYPOTHECATED, OR OTHERWISE TRANSFERRED WITHOUT COMPLIANCE WITH THE REGISTRATION AND QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR APPLICABLE EXEMPTIONS THEREFROM.”

x.
The Seller acknowledges that it has access to and has reviewed all current information about Torchlight Energy Resources, Inc. filed with the Securities and Exchange Commission (the “SEC”) (which filings can be accessed by going to www.sec.gov/edgar/searchedgar/companysearch.html, typing “Torchlight Energy Resources” in the “Company name” field, and clicking the “Search” button), including (A) the Form 10-Ks for the years ended December 31, 2012 and December 31, 2013; (B) the Form 10-Q’s for the quarter ended March 31, 2014; and (C) the Form 8-K’s filed on January 8, 2014, January 17, 2014, January 29, 2014, February 3, 2014 and April 17, 2014 (collectively, the “Filed Documents”).

xi.
Seller warrants and represents that it is an Accredited Investor as that term is defined in Rule 501(a) of Regulation D of the Act, and has access to and has reviewed all current information about the Purchaser filed with the Securities and Exchange Commission (the “SEC”).

2.	Purchaser’s Representations and Warranties.

Purchaser warrants and represents to Seller that Purchaser is authorized to enter into this Agreement, and that the person executing this Agreement on its behalf has the authority to do so.

G.	Indemnification.

(i)
Seller hereby agrees to and shall indemnify, defend (with legal counsel reasonably acceptable to Purchaser), and hold Purchaser, its officers, directors, employees, affiliates, parent, agents, legal counsel, successors and assigns (collectively, the "Purchaser Group") harmless at all times after the date of this Agreement, from and against any and all actions, suits, claims, demands, debts, liabilities, obligations, losses, damages, costs, expenses, penalties or injury  (including reasonable attorneys’ fees and costs of any suit related thereto) suffered or incurred by any of the Purchaser Group arising from: (a) any misrepresentation by, or breach of any covenant or warranty of Seller contained in this Agreement, or any exhibit, certificate, or other instrument furnished or to be furnished by Seller hereunder; (b) any nonfulfillment of any agreement on the part of Seller under this Agreement; (c) any liability or obligation due to any third party by Seller relating to the Oklahoma Assets prior to the Closing Date; or (d)any suit, action, proceeding, claim or investigation against Purchaser Group which arises from or which is based upon or pertaining to Seller’s conduct or the operation or liabilities of the Oklahoma Assets prior to the Closing Date.

(ii)
Purchaser hereby agrees to and shall indemnify, defend (with legal counsel reasonably acceptable to Seller), and hold Seller, its officers, directors, employees, affiliates, parent, agents, legal counsel, successors and assigns (collectively, the "Seller Group") harmless at all times after the date of this Agreement, from and against any and all actions, suits, claims, demands, debts, liabilities, obligations, losses, damages, costs, expenses, penalties or injury  (including reasonable attorneys’ fees and costs of any suit related thereto) suffered or incurred by any of the Seller Group arising from: (a) any misrepresentation by, or breach of any covenant or warranty of Purchaser contained in this Agreement, or any exhibit, certificate, or other instrument furnished or to be furnished by Purchaser hereunder; (b) any nonfulfillment of any agreement on the part of Purchaser under this Agreement; (c) any liability or obligation due to any third party by Purchaser relating to the Oklahoma Assets subsequent to the Closing Date; or (d) any suit, action, proceeding, claim or investigation against Seller Group which arises from or which is based upon or pertaining to Purchaser’s conduct or the operation or liabilities of the Oklahoma Assets subsequent to the Closing Date.

H.
Notices.  Any notices or other communications required or permitted hereunder shall be sufficiently given if in writing and delivered in person or sent by registered or certified mail (return receipt requested) or nationally recognized overnight delivery service, postage pre-paid, addressed as follows, or to such other address has such party may notify to the other parties in writing:

Seller:

Zenith Petroleum Corporation
7790 East Arapahoe Rd., Ste. 190
Centennial, CO 80212
Attn: Jack Johnston
303-779-1900

Purchaser:

Torchlight Energy, Inc.
5700 W. Plano Pkwy, Ste. 3600
Plano, TX 75093
Attn: John Brda
214-432-8002

I.
Controlling Law. The Parties agree that this Agreement shall be governed, construed, and applied in accordance with the laws of the State of Texas applicable to contracts between Texas residents that are to be wholly performed in Texas, without regard to choice of law or conflicts of law principles of Texas or any other jurisdiction.

J.	Forum Selection Clause. The Parties agree that all disputes arising under this Agreement shall be brought solely in the Judicial District Courts of Collin County, Texas.

K.
Entire Agreement. This Agreement constitutes the entire, final agreement of the Parties on all matters that are the subject of this Agreement, and this Agreement fully supersedes and replaces any and all prior agreements or understandings, written or oral, between the Parties relating to the Lease.

L.
Multiple Counterparts.  This Agreement may be executed in counterparts by the undersigned and all such counterparts so executed shall together be deemed to constitute one final agreement, as if one document had been signed by all parties hereto; and each such counterpart shall be deemed to be an original, binding the party subscribed thereto, and multiple signature pages (including faxes or other electronic delivery of signature pages) affixed to a single copy of this Agreement shall be deemed to be a fully executed original Agreement.  It shall be sufficient in making proof of this Agreement to produce or account for a facsimile or pdf copy of an executed counterpart of this Agreement.

M.
Fees & Costs.  It is further agreed and understood that except as set forth in this Agreement, each Party has no claim against the other for any costs or fees it may have incurred, and that each Party shall pay their own taxable costs, and legal fees.

N.	Joint Drafting. The Parties agree that this Agreement was drafted jointly and that this Agreement shall not be construed against the other because of their involvement in drafting this Agreement.

O.
Non-Waiver.  No exercise or failure to exercise or delay by any party in exercising any right or remedy under this Agreement shall constitute a waiver by such party of such right or remedy in any other instance or any other right or remedy.

P.	Amendment & Modification. Any amendment or modification to this Agreement must be in writing and executed by the Parties.

Q.
No Assignments.  No obligation or right arising under this Agreement may be assigned or delegated by any Party without the express written consent of the other Parties.  Provided, however, that Purchaser may assign its obligations under this Agreement without Seller’s consent, if that assignment it to further the purposes of this Agreement.

R.	Future Documents. The Parties shall perform any and all acts and execute and deliver any and all documents that may be or become necessary and proper to give effect to and carry out the terms hereof.

S.
No Third-Party Beneficiary.  Any agreement to perform any obligations herein contained, express or implied, shall be only for the benefit of the Parties and their respective heirs, successors, assigns and legal representatives, and such agreements and obligations shall not inure to the benefit of any indebtedness or any other party, whatsoever, it being the intention of the Parties that no one shall be deemed to be a third-party beneficiary of this Agreement.

T.
Binding Effect.  The Parties may plead this Agreement as a full and complete defense to, and may use this Agreement as the basis for, an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted by the other Party, or by the other Party’s respective representatives, agents, executors, decedents, trustees, beneficiaries, successors, heirs, attorneys and assigns, in contravention or breach of this Agreement.

U.
Severability.  Each part of this Agreement is intended to be several.  If any term, covenant, condition or provision violates any applicable law or is declared illegal, invalid or unenforceable, in whole or in part, by a court of last resort, such provision shall be enforced to the greatest extent permitted by law, and such a declaration shall not affect the legality, validity or enforceability of the remaining parts of this Agreement, all of which shall remain in full force and effect.

V.
Review by Counsel.  The Parties have had sufficient opportunity to read this Agreement and to consult with legal counsel of their choosing regarding the meaning and effect of this Agreement and its rights and liabilities under it. Accordingly, each Party and signatory to this Agreement has entered into it freely, voluntarily and without duress.

  AGREED AND EXECUTED as of the Signing Date and Effective Date:

SELLER:		PURCHASER:

ZENITH PETROLEUM CORPORATION		TORCHLIGHT ENERGY, INC.

By:	/s/ Jack Johnston	By:	/s/ John Brda
	Jack Johnston		John Brda
President

Schedule A to Zenith Agreement

Assets being acquired in Oklahoma Projects operated by Husky Ventures:

$1,650,000 cash

All interests in the CW Well
All interests in the Stevens Well
All interests in the Coronado Well
All interests in the Jet Well
All interests in the Jones Well
All interests in the Liebhart Well
All interests in the Gamebird Well
All interests in the Sieber Well
All interests in the Vaverka Well
All interests in the Kodiak Well
All interests in the AnnaLee Well
All interests in the Hobbs Ranch Well
All interests in the Sasquatch Well
All interests in the Yeti Well
All interests in the Jam Well
All interests in the Odin Well
All interests in the Loki Well

All Rights to the lease acreage in Chisholm Trail AMI 2.7%
All Rights to the lease acreage in the Rosedale AMI 5%
All Rights to the lease acreage in the Viking AMI 5%

Initial  _____________

Initial _____________